Exhibit 99.1

OSI Systems Reports Fiscal 2019 First Quarter Financial Results

  Record Q1 Revenue of $266.2 Million (4% increase over prior year)
  Q1 Earnings Per Diluted Share
    GAAP EPS of $0.50
    Non-GAAP EPS of $0.81
  Backlog of $1.035 Billion (22% year-over-year increase)
  Company Raises Guidance for Fiscal Year 2019 Sales and Non-GAAP Diluted EPS

HAWTHORNE, Calif.--(BUSINESS WIRE)--October 25, 2018--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the quarter ended September 30, 2018.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We are pleased with the first quarter performance as we delivered record first quarter revenues and solid profit. Our growing backlog and strong book-to-bill ratio reflect a robust pipeline of opportunities, putting us in good position for the remainder of fiscal 2019.”

The Company reported revenues of $266.2 million for the first quarter of fiscal 2019, an increase of 4% from the $257.1 million reported for the first quarter of fiscal 2018. Net income for the first quarter of fiscal 2019 was $9.4 million, or $0.50 per diluted share, compared to net income of $10.2 million, or $0.52 per diluted share, for the first quarter of fiscal 2018. Non-GAAP net income for the first quarter of fiscal 2019 was $15.3 million, or $0.81 per diluted share, compared to non-GAAP net income for the fiscal 2018 first quarter of $15.5 million, or $0.79 per diluted share.

During the quarter ended September 30, 2018, the Company’s book-to-bill ratio was 1.2. As of September 30, 2018, the Company’s backlog was $1.035 billion as compared to $976 million as of June 30, 2018.

Mr. Chopra commented, “Our Security division achieved record first quarter revenues of $170 million, with strong operating profit. Bookings were robust, leading to significant growth in our backlog. We continue to be well positioned in the global marketplace to capitalize on future opportunities.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division performed well as sales increased 20% over the same prior-year period, inclusive of acquisitions. A strong mix of revenues and operational execution led to significant year-over-year operating margin expansion.”

Mr. Chopra concluded, “Although we were disappointed by the financial results in our Healthcare division, we remain dedicated to improving our competitive position. We are focused on enhancing our core products, developing new products, and growing the supplies and accessories business.”

Fiscal Year 2019 Outlook

The Company is raising its fiscal year 2019 sales guidance to a range of $1.140 billion to $1.175 billion, which would represent growth of 5% to 8% compared to the prior fiscal year. The Company is also increasing its non-GAAP earnings guidance to $3.85 to $4.05 per diluted share for fiscal 2019. Actual sales and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2019 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items that would be excluded from GAAP diluted EPS, including, for example, acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially less than projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months ended September 30, 2017 and 2018 is provided to allow for the comparison of the underlying performance of the Company, net of restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Management believes that these non-GAAP financial measures provide (i) additional insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of results of the current period against results of past periods and (iv) financial results that are comparable to those of peer companies. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30 p.m. PT (4:30 p.m. ET) today to discuss its results for the first quarter of fiscal 2019. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until November 9, 2018. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number ’1893716’ when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company’s current expectations, beliefs and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and performance in fiscal 2019. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company’s businesses; global economic uncertainty; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company’s new and existing technologies, products, and services; the Company’s ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company’s ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company’s Securities and Exchange Commission filings, which could have a material and adverse impact on the Company’s business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company’s future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company’s most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so in connection with requirements under federal securities laws.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,
	2017	2018

Revenue:
Products	$165,653	$182,480
Services	91,480	83,769
Total revenues	257,133	266,249
Cost of goods sold:
Products	114,180	125,371
Services	51,682	44,965
Total cost of goods sold	165,862	170,336
Gross profit	91,271	95,913
Operating expenses:
Selling, general and administrative	55,647	61,707
Research and development	15,100	13,753
Restructuring and other charges	1,130	4,196
Total operating expenses	71,877	79,656
Income from operations	19,394	16,257
Interest and other expense, net	(4,249)	(5,332)
Income before income taxes	15,145	10,925
Provision for income taxes	(4,988)	(1,523)
Net income	$10,157	$9,402

Diluted income per share	$0.52	$0.50
Weighted average shares outstanding – diluted	19,591	18,736

UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30,
	2017	2018
Revenues – by Segment:
Security division	$162,245	$169,960
Healthcare division	45,529	38,273
Optoelectronics and Manufacturing division, including intersegment revenues	58,926	70,954
Intersegment eliminations	(9,567)	(12,938)
Total	$257,133	$266,249

Operating income (loss) – by Segment:
Security division	$22,693	$23,050
Healthcare division	847	(1,875)
Optoelectronics and Manufacturing division	5,175	6,825
Corporate	(8,753)	(11,351)
Intersegment eliminations	(568)	(392)
Total	$19,394	$16,257

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)
	June 30, 2018	September 30, 2018
Assets

Cash and cash equivalents	$84,814	$86,411
Accounts receivable, net	210,744	222,170
Inventories	313,552	343,974
Other current assets	41,587	49,468
Total current assets	650,697	702,023
Property and equipment, net	115,524	119,764
Goodwill	292,213	304,717
Intangible assets	142,001	145,230
Other non-current assets	55,256	56,194
Total Assets	$1,255,691	$1,327,928

Liabilities and Stockholders' Equity

Bank lines of credit	$113,000	$166,000
Current portion of long-term debt	2,262	2,326
Accounts payable and accrued expenses	194,815	204,947
Other current liabilities	133,245	137,724
Total current liabilities	443,322	510,997
Long-term debt	248,980	250,958
Other long-term liabilities	73,953	78,671
Total liabilities	766,255	840,626
Total stockholders’ equity	489,436	487,302
Total Liabilities and Stockholders’ Equity	$1,255,691	$1,327,928

RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended September 30,
	2017		2018
	Net income	EPS	Net income	EPS
GAAP basis	$10,157	$0.52	$9,402	$0.50
Restructuring and other charges	1,130	0.06	4,196	0.22
Amortization of acquired intangible assets	3,542	0.18	4,168	0.22
Non-cash interest expense	1,804	0.09	1,926	0.10
Tax effect of above adjustments	(1,831)	(0.10)	(2,887)	(0.15)
Impact from discrete income tax items	707	0.04	(1,542)	(0.08)
Non-GAAP basis	$15,509	$0.79	$15,263	$0.81

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended September 30, 2017
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$22,693	14.0%	$847	1.9%	$5,175	8.8%	$(9,321)	$19,394	7.5%
Restructuring and other charges	310	0.2%	-	-	-	-	820	1,130	0.5%
Amortization of acquired intangible assets	3,162	1.9%	14	0.0%	366	0.6%	-	3,542	1.4%
Non-GAAP basis– operating income (loss)	$26,165	16.1%	$861	1.9%	$5,541	9.4%	$(8,501)	$24,066	9.4%

Three Months Ended September 30, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$23,050	13.6%	$(1,875)	-4.9%	$6,825	9.6%	$(11,743)	$16,257	6.1%
Restructuring and other charges, net	46	0.0%	191	0.5%	374	0.6%	3,585	4,196	1.6%
Amortization of acquired intangible assets	3,099	1.8%	-	-	1,069	1.5%	-	4,168	1.5%
Non-GAAP basis– operating income (loss)	$26,195	15.4%	$(1,684)	-4.4%	$8,268	11.7%	$(8,158)	$24,621	9.2%

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
(310) 349-2237
avashishat@osi-systems.com